                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF THE WARNACO GROUP, INC.

     The following is a list of subsidiaries of The Warnaco Group, Inc. ("Warnaco"). Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                             Country or State of           Also Doing
Company                                         Incorporation              Business As
---------------------------------------------------------------------------------------------
184 Benton Street Inc.                      Delaware                 Olga's/Warner's, Warnaco
                                                                     Factory Outlet, Hathaway
                                                                     Factory Store, Warnaco
                                                                     Outlet Store
A.B.S. Clothing Collection, Inc.            California
Abbeville Manufacturing Company             Delaware
Authentic Fitness Corporation               Delaware
Authentic Fitness de Mexico, S.A. de C.V.   Mexico
Authentic Fitness (H.K.) Ltd.               Barbados
Authentic Fitness of Canada Inc.            Canada
Authentic Fitness On-line, Inc.             Nevada
Authentic Fitness Products Inc.             Delaware
Authentic Fitness Retail Inc.               Delaware
CCC Acquisition Corp.                       Delaware
C.F. Hathaway Company                       Delaware
Calvin Klein France SnC                     France
Calvin Klein Jeanswear Company              Delaware
Centro de Corte de Tetla S.A. de C.V.       Mexico
CKJ Holdings, Inc.                          Delaware
Designer Holdings Ltd.                      Delaware
Designer Holdings Overseas Limited          Hong Kong
Donatex-Warnaco S.A.                        Belgium
Eratex-Warnaco Lac Two GmbH & Co. KG        Germany
Euralis S.A.S.                              France
Gregory Street, Inc.                        Delaware
Hamlet Manufacturing S.A.                   Honduras
Hamlet Shirt Company Ltd.                   United Kingdom
Jeanswear Holdings, Inc.                    Delaware
Juarmex S.A. de C.V.                        Mexico
Kai Jay Manufacturing Company               Delaware
Lejaby S.A.S.                               France
Lenitex-Warnaco GesmbH                      Austria
Leratex-Warnaco Limited                     United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.        Mexico
Linda Vista de Veracruz S.A. de C.V.        Mexico
Lintex-Warnaco S.A.                         Switzerland
Mullion International Limited               British Virgin Islands
Myrtle Avenue, Inc.                         Delaware
Olga de Villanueva S.A.                     Honduras
Olguita de Mexico S.A.                      Mexico
Outlet Holdings, Inc.                       Delaware
Outlet Stores, Inc.                         Delaware                 Calvin Klein Outlet
                                                                     Stores, New York Retail
                                                                     Outlets

Penhaligon's by Request, Inc.               Delaware
PMJ S.A.                                    France
Private Pleasures Limited                   United Kingdom
Rio Sportswear, Inc.                        Delaware
Ubertech Products, Inc.                     Delaware
Vista de Huamantla S.A. de C.V.             Mexico
Vista de Puebla S.A. de C.V.                Mexico
Vista de Yucatan, S.A. de C.V.              Mexico
WAC Internacional Distribucion de
Puebla S.A. de C.V.                         Mexico
Warnaco (H.K.) Ltd. Barbados                Barbados
Warnaco B.V.                                Netherlands
Warnaco France SARL                         France
Warnaco Germany GmbH                        Germany
Warnaco Holland B.V.                        Netherlands
Warnaco Inc.                                Delaware                 Olga/Warner's, Warnaco
                                                                     Factory Outlet, Chaps by
                                                                     Ralph Lauren Factory
                                                                     Store
Warnaco International, L.L.C.               Delaware
Warnaco Intimo S.A.                         Spain
Warnaco Japan K.K.                          Japan
Warnaco Lac One GmbH                        Germany
Warnaco Lac Two GmbH                        Germany
Warnaco Limited                             United Kingdom
Warnaco Men's Sportswear Inc.               Delaware
Warnaco Netherlands B.V.                    Netherlands
Warnaco of Canada Company                   Canada
Warnaco Operations Corporation              Delaware
Warnaco Portugal-Vestuario e Acessorios,
   Sociedade Unipessoal, Lda.               Portugal
Warnaco Puerto Rico, Inc.                   Delaware
Warnaco Singapore Private Ltd.              Singapore
Warnaco Sourcing Inc.                       Delaware
Warnaco SrL                                 Italy
Warnaco U.S., Inc.                          Delaware
Warner's (EIRE) Teoranta                    Ireland
Warner's (United Kingdom) Limited           United Kingdom
Warner's Aiglon S.A.                        France
Warner's Company (Belgium) S.A.             Belgium
Warner's de Costa Rica Inc.                 Delaware
Warner's de Honduras S.A.                   Honduras
Warner's de Mexico S.A. de C.V.             Mexico
William Manufacturing S.A.                  Honduras